SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CHINA ARCHITECTURAL ENGINEERING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA ARCHITECTURAL ENGINEERING, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of China Architectural Engineering, Inc., a Delaware corporation (the “Company”), to be held at the Company’s executive offices located at Northeast Block B-2, East Industrial Park, Overseas Chinese Town, Nanshan District, Shenzhen, 518057, People’s Republic of China, on June 12, 2009 at 9:00 am local time.

The Annual Meeting of the Company is being held for the following purposes:

1.	To elect following persons to serve as directors:

Luo Ken Yi
Tang Nianzhong
Ye Ning
Zheng Jinfeng
Zhao Bao Jiang
Kelly Wang
Miu Cheung

2.	To ratify the appointment of Samuel H. Wong & Co., LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009;

3.	To approve the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan, a replacement of the China Architectural Engineering, Inc. 2007 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The board of directors recommends a vote “for” the director nominees and for each proposal listed above.

The board of directors has fixed the close of business on April 28, 2009 as the record date (the “Record Date”) for determining those stockholders who will be entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 12, 2009. The 2009 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2008 are also available at http://www.vfnotice.com/chinaarchitectural.

            The Company’s Annual Report to Stockholders for the year ended December 31, 2008 is enclosed with this notice.  The following proxy statement and enclosed proxy card is being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage paid envelope. The giving of this proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy card promptly to avoid the expense of additional proxy solicitation.

FOR THE BOARD OF DIRECTORS

/s/ Luo Ken Yi
Chief Executive Officer and
Chairman of the Board of Directors

Dated: April 30, 2009
Zhuhai, China

CHINA ARCHITECTURAL ENGINEERING, INC.

PROXY STATEMENT

For Annual Meeting to be Held
June 12, 2009 at 9:00 am Local Time at
Northeast Block B-2, East Industrial Park, Overseas Chinese Town,
Nanshan District, Shenzhen, 518057, People’s Republic of China

This proxy statement is delivered to you by China Architectural Engineering, Inc. (“we,” “us,” the “Company,” or “CAE”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at Northeast Block B-2, East Industrial Park, Overseas Chinese Town, Nanshan District, Shenzhen,  518057, People’s Republic of China, on June 12, 2009 at 9:00 am local time (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is May 5, 2009.

The purpose of the Annual Meeting is to seek stockholder approval of three proposals: (1) electing seven directors to the board of directors; (2) ratifying the appointment of Samuel H. Wong & Co., LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and (3) approving the China Architectural Engineering, Inc. 2009 Onmibus Incentive Plan.

Annual Report

Our annual report to stockholders for the year ended December 31, 2008 will be concurrently provided to each stockholder at the time we send this proxy statement and the enclosed proxy and is not to be considered a part of the proxy-soliciting material.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 28, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting. There were 53,256,874 shares of common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Annual Meeting.  Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Voting Your Proxy

Your vote is important. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy.  Stockholders who hold shares of our company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. Even if you plan to attend the Annual Meeting, we urge you to vote in advance. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone, the Internet or mail. You should follow the instructions you receive from your nominee to vote those shares. If you are a stockholder who owns shares through a nominee and attends the Annual Meeting, you should bring a letter from your nominee identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted for (1) the election of the nominees for director named herein; (2) the reappointment of Samuel H. Wong & Co., LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009; and (3) the approval of the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan, a replacement of the China Architectural Engineering, Inc. 2007 Equity Incentive Plan.  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes.

Effect of Abstentions and Broker Non-Votes

An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. Under applicable NASDAQ stock exchange rules, brokers that hold shares of our common stock in “street” name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters without specific instructions from those customers.

Abstentions and broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the election of the director nominees, but will be counted as votes against the ratification of the appointment of Samuel H. Wong & Co., LLP and the approval of the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan.  Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of our independent registered public accounting firm, however, brokers that do not receive instructions are not entitled to vote on the approval of the 2009 Omnibus Incentive Plan. Any broker “non-votes” will have no effect on the outcome of the matter (i.e., they will be neither a vote “for” nor a vote “against” the proposal).

Revoking Your Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

Appraisal Rights

Under the Delaware Code, stockholders entitled to vote will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the meeting, and we will not independently provide stockholders with any such right.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company.  In addition, the Company will solicit stockholders by mail, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of CAE registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the Securities and Exchange Commission (the “SEC”), which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or call or write us at the following address or phone number: China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China, by telephone at 86-756-8538908. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except, to the extent that the executive officers and directors are eligible to receive awards under the 2009 Omnibus Incentive Plan, and with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR-NOMINEES.

The Company currently has seven authorized members on its board of directors. The Company’s Bylaws give the board of directors the authority to establish, increase or decrease the number of directors.   The nominees for election at the Annual Meeting of Stockholders to the Board of Directors are Luo Ken Yi, Tang Nianzhong, Ye Ning, Zheng Jinfeng, Zhao Bao Jiang, Kelly Wang and Miu Cheung, all of whom currently serve on the Board of Directors and advised the Company of their willingness to serve as a member of the Company’s board of directors if elected. You can find information about the nominees below under the section “Board of Directors and Executive Officers.”

If elected, the nominees will serve as directors until CAE’s Annual Meeting of Stockholders in 2010, or until their successors are elected and qualified.  If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

Vote Required

You may vote in favor or against any or all of the nominees and you may also withhold your vote as to any or all of the nominees. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY
THE REAPPOINTMENT OF SAMUEL H. WONG & CO., LLP

The Audit Committee has recommended the reappointment of Samuel H. Wong & Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  Samuel H. Wong & Co., LLP has served as our independent auditors since October 17, 2006, which is the date that we closed a share exchange transaction pursuant to which we acquired Full Art International, Ltd.  Prior to October 17, 2006, Samuel H. Wong & Co., LLP served as the independent registered public accounting firm Full Art International, Ltd.  The stockholders are being requested to ratify the reappointment of Samuel H. Wong & Co., LLP at the Annual Meeting.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2008 and 2007

The following table presents fees, including reimbursements for expenses, for professional audit services rendered by Samuel H. Wong & Co., LLP for the audits of the Company’s annual financial statements and interim reviews of the Company’s quarterly financial statements for the years ended December 31, 2008 and December 31, 2007 and fees billed for other services rendered by Samuel H. Wong & Co., LLP during those periods.

	Fees for the Year Ended December 31,
	2008	2007
Audit fees (1)	$165,000	$80,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total audit and non-audit fees	$165,000	$80,000

(1)         These are fees for professional services performed by Samuel H. Wong & Co., LLP, Certified Public Accountants for the audit of our annual financial statements, review of our quarterly reports, and registration statements.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our audit committee to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our audit committee pre-approved the audit service performed by Samuel H. Wong & Co., LLP for our consolidated financial statements as of and for the year ended December 31, 2008 and 2007.

Vote Required

The affirmative vote of a majority of all votes cast or represented by proxy at the Annual Meeting is required to ratify the appointment of Samuel H. Wong & Co., LLP as our independent registered public accounting firm for the year ended December 31, 2009. For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum.

PROPOSAL NO. 3

APPROVAL OF THE CHINA ARCHITECTURAL ENGINEERING, INC. 2009 OMNIBUS INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
CHINA ARCHITECTURAL ENGINEERING, INC. 2009 OMNIBUS INCENTIVE PLAN.

The Company currently maintains the 2007 Equity Incentive Plan which was originally adopted by the Board of Directors on July 9, 2007 (the “2007 EIP”). The 2007 EIP provides for awards of incentive stock options, nonstatutory stock options and stock awards to our eligible employees, directors and consultants. The Board has not granted any awards pursuant to the 2007 EIP, and there are no options, shares, or other securities outstanding under the 2007 EIP.

Stock options and stock awards are an important component of competitive compensation packages for companies in our industry, and we intend to make such awards in the future.  Changes in accounting and tax policies, as well as evolution of the employment marketplace, has contributed to the continuing development of innovative compensation practices involving several alternative forms of equity-based incentives. In view of these developments, we believe that the adoption and approval of a new long-term incentive plan permitting the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and other stock- and cash-based incentive awards will provide the Company with a flexible and dynamic long-term incentive compensation structure and is in the best interests of the Company. Accordingly, the Board adopted, subject to the approval of the Company’s stockholders, the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (the “Incentive Plan”) and recommend that the stockholders of CAE approve the Incentive Plan.  Stockholder approval of the Incentive Plan is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and to meet the listing requirements of the Nasdaq stock exchange.

Upon approval of the Incentive Plan by the Company’s stockholders, the Company’s 2007 Equity Incentive Plan will be frozen and no further grants or awards will be made under such plan. If the Incentive Plan is not approved by the Company’s stockholders, the 2007 EIP will remain in effect according to its terms and the Company may continue to make stock option and stock awards under that plan.

The material features of the Incentive Plan that is being presented to the stockholders for approval are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Incentive Plan, the full text of which is set forth as Appendix A to this proxy statement.

Administration

The Incentive Plan is administered by the Company’s Board of Directors.  The Board has the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.  The Board generally has discretion to delegate its authority under the Incentive Plan to a committee of the Board or a subcommittee, or to such other party or parties, including officers of the Company, as the Board deems appropriate.

Types of Awards

Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options.  The Committee may grant to a participant options to purchase Company common stock that qualify as incentive stock options for purposes of Section 422 of the Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof.  The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Board.

The exercise price for stock options will be determined by the Board in its discretion, but incentive stock options and non-qualified stock options may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted.  Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.  On April 27, 2009 the market price per share of the Company’s common stock was $1.56 based on the closing price of the common stock on the NASDAQ Global Market on such date.

Stock options must be exercised within a period fixed by the Board that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years.  The Incentive Plan provides for earlier termination of stock options upon the participant’s termination of service, unless otherwise provided in the stock option agreement or extended by the Board, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Board’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Board (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights.  The Board may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price for a SAR will be determined by the Board in its discretion; provided, however, that in no event shall the exercise price be less than the fair market value of our common stock on the date of grant.  Upon exercise of a SAR, payment may be made in cash, shares of the Company’s common stock held by the participant or in any other form of consideration acceptable to the Board (including one or more forms of “cashless” exercise).  SARs must be exercised within a period fixed by the Board that may not exceed ten years from the date of grant.

Restricted Shares and Restricted Units.  The Board may award to a participant shares of common stock subject to specified restrictions (“restricted shares”).  Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Board also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”).  The terms and conditions of restricted share and restricted unit awards are determined by the Board.

For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Board, in its discretion, based on one or more of the following measures (the “Performance Goals”):

•	Net income (before or after taxes)

•	Earnings per share

•	Share price

•	Net sales

•	Units sold or growth in units sold

•	Return on stockholders' equity

•	Customer satisfaction or retention

•	Return on investment or working capital

•	Expense targets

•	Working capital targets

•	Operating efficiency

•	Productivity ratios

•	Market share or change in market share

•	Operating income

•	Economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital)

•	EBITDA (net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization)

•	Reductions in inventory

•	Inventory turns and on-time delivery performance

The Performance Goals may be measured with respect to the Company or any one or more of its subsidiaries, divisions or affiliates, either in absolute terms or as compared to another company or companies, or an index established or designated by the Board.  In addition, any of the measures above may be defined in terms of growth or return, such as year-over-year and mutli-year growth percentage.  The above terms will have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards.  The Board may grant performance awards to participants under such terms and conditions as the Board deems appropriate.  A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period.  Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Board.

Award periods will be established at the discretion of the Board.  The performance targets will also be determined by the Committee.  With respect to participants subject to Section 162(m) of the Code, the applicable performance targets will be established, in the Board’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units.”  To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Board, at its discretion, may adjust the performance targets or the amount or value of the performance award.

Other Stock-Based Awards.  The Board may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards.  The terms and conditions of each other stock-based award will be determined by the Board.  Payment under any other stock-based awards will be made in common stock or cash, as determined by the Board.

Cash-Based Awards.  The Board may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code.  The terms and conditions of each cash-based award will be determined by the Board.  The following material terms will be applicable to performance-based cash awards granted to covered executives subject to Section 162(m):

•	The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Board to be subject to Section 162(m) of the Code (the “covered employees”).

•
The targets for annual incentive payments to covered employees will consist only of one or more of the Performance Goals discussed under the section titled “Restricted Shares and Restricted Units” above.  Use of any other target will require ratification by the stockholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments.  Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

•
In administering the incentive program and determining incentive awards, the Board will not have the flexibility to pay a covered employee more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule.  The Board will have the flexibility, based on its business judgment, to reduce this amount.

•	The cash incentive compensation feature of the Incentive Plan does not preclude the Board from approving other incentive compensation arrangements for covered employees.

Dividend Equivalents.  The Board may provide for the payment of dividends or dividend equivalents with respect to any shares of common stock subject to an award under the Incentive Plan.

Eligibility and Limitation on Awards

The Board may grant awards to any employee, director, consultant or other person providing services to the Company or its affiliates.  The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year will be 1,500,000 shares of common stock (whether through grants of Options or Stock Appreciation Rights or other awards of common stock or rights with respect thereto) or $1 million in the form of cash-based incentive awards.

Awards Granted Under the Incentive Plan

As of the date hereof, no specific awards have been granted or are contemplated under the Incentive Plan.  In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the Incentive Plan are not presently determinable.  As a result of the discretionary nature of the Incentive Plan, it is not possible to state who the participants in the Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

Shares Subject to the Incentive Plan

An aggregate of 5,000,000 shares of the Company’s common stock is reserved for issuance and available for awards under the Incentive Plan, including incentive stock options granted under the Incentive Plan.

With respect to awards made under the Incentive Plan, shares of common stock underlying awards that are forfeited or canceled (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), as well as any shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Incentive Plan.  On the exercise of a SAR, only the number of shares actually issued will be counted against the number of shares reserved for grant under the Incentive Plan.  Shares to be issued or purchased under the Incentive Plan will be authorized but unissued shares of common stock.  Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available for new awards under the Incentive Plan.

Anti-Dilution Protection

In the event of any corporate event or transaction that results in a change in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Committee is empowered to make such equitable adjustments with respect to awards or any provisions of the Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board may at any time amend or terminate the Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Incentive Plan without the consent of the recipient.  No awards may be made under the Incentive Plan after the tenth anniversary of its effective date.  Certain provisions of the Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Surrender of Awards and Authority to Reprice

In its discretion, and on terms agreed to between the Company and the participant, the Company may accept the surrender or cancellation of any award outstanding under the Incentive Plan.  In addition, without requiring shareholder approval, the Board may substitute or otherwise grant a new award under the Incentive Plan in connection with the surrender or cancellation of an existing award, including the substitution or grant of (i) an option or SAR with a lower exercise price than the option or SAR being surrendered, (ii) a different type of award upon the surrender or cancellation of an option or SAR with an exercise price above the market value of the underlying stock on the date of such substitution or grant, or (iii) any other award constituting a repricing of an option or SAR.

United States Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the Incentive Plan are as described below.  The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  A participant who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option.  If the participant disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the exercise of the option (the required statutory “holding period”), (a) the participant will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued.  If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale.  Also in that case, the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the participant.  Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock.  A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Nonqualified Stock Options.  A participant who is granted a nonqualified stock option under the Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option.  Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares.  The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.  Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights.  A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the SARs.  Upon the exercise of a SAR, (a) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant.

Restricted Shares.  A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  The Company will be entitled to a corresponding deduction.  Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).  To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units.  A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions.  Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Awards, Other Stock-Based Awards and Cash-Based Awards.  Normally, a participant will not recognize taxable income upon the grant of performance awards, other stock-based awards and cash-based awards.  Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant.  The Company also will then be entitled to a deduction in the same amount.

Tax Deductibility of Certain Performance-Based Awards Under the Incentive Plan.  Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million.  For purposes of Section 162(m), the term “covered employee” includes the Company’s chief executive officer and the three other most highly compensated executive officers who are required to be disclosed in the Company’s proxy statement as a “named executive officer” based on the amount of their total compensation.  Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by our stockholders.  Accordingly, in order to maintain the Company’s ability to fully deduct certain incentive compensation paid pursuant to the Incentive Plan, approval of the Incentive Plan will qualify as approval of the material terms, including the Performance Goals discussed in the section titled “Restricted Shares and Restricted Units” above, under which qualifying performance-based compensation is to be paid.

Effective Date

If approved by the stockholders of the Company, the Incentive Plan will be effective as of the date of approval by the Board of Directors.  If not approved by the stockholders, any previously issued awards will be terminated and no awards will be made under the Incentive Plan.  If and when the Incentive Plan becomes effective, the 2007 EIP will be frozen and no grants of equity or equity-based awards will be made under that plan.  There have been no awards that have been made under the 2007 EIP.

Vote Required

Approval of the Incentive Plan will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy and voting at the Annual Meeting, assuming the presence of a quorum.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although each type of vote will count toward the presence of a quorum.  If the stockholders do not approve the Incentive Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its stockholders.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Our executive officers, our current directors, and our director nominees who have been nominated for election as directors at the Annual Meeting, the positions held by them and their ages as of April 30, 2009 are as follows:

Name	Age	Position
Luo Ken Yi	51	Chief Executive Officer and Chairman of the Board and director nominee
Tang Nianzhong	45	Director and Vice President, China Operations and director nominee
Li Chengcheng	43	Chief Financial Officer
Ye Ning	51	Director and Vice President and director nominee
Li Guoxing	34	General Manager of Design
Wang Zairong	56	Chief Technology Officer
Feng Shu	71	Research and Development Supervisor
Charles John Anderson	55	President, U.S. Operations and Chief Operating Officer
Zheng Jinfeng	72	Director and director nominee
Zhao Bao Jiang	68	Director and director nominee
Kelly Wang	38	Director and director nominee
Miu Cheung	39	Director and director nominee

Luo Ken Yi has been Chief Executive Officer and Chairman of the Board of the Company since October 2006.  He also served as the Company’s Chief Operating Officer from October 2006 to June 2008. Mr. Luo has served as the Chief Executive Officer and Chairman of the Board of Zhuhai King Glass Engineering Co., Ltd. since 1992.  Mr. Luo also served as the Chief Operating Officer of Zhuhai King Glass Engineering Co., Ltd. from 1992 to June 2008.  He served as Project Manager and Production Manager at P.X. Engineering, Inc. in the U.S from 1989 to 1991. Mr. Luo founded Kangbao Electronics Co., Ltd. in Shunde, Guangdong, China, where he served as Chief Engineer, Technical Manager, Vice Manager General and Deputy President from 1986 to 1989. Mr. Luo founded KGE Group, Limited in 1992 and served as Chief Managing Director. Later, he studied steel supported glass curtain wall design in the U.S. and Europe 1992 to 1994. He was appointed Vice President of the Architectural Glass and Metal Structure Institute of Qinghua University in 1999. In 2000 he was appointed by the Chinese Ministry of Construction to head the committee on creating national standards for the glass curtain wall industry. Mr. Luo and the Company own over 76 patents related to building envelope systems technology. He was honored as one of the “Ten Great Leaders in Technology” and has published numerous books and articles. Luo Ken Yi studied Medicine at the Guangzhou University of Chinese Medicine, graduating in 1983, and Mechanical Engineering at Bunker Hill Community College, graduating in 1988. Mr. Luo received an MBA from Australia Murdoch University in 1998.

Tang Nianzhong has been Vice President, China Operations and a Director of the Company since October 2006.  Since October 1995, he has also served as the Vice President, China Operations and a Director of Zhuhai King Glass Engineering Co., Ltd. since October 1995. From 1986 to 1994, he worked in the bone surgery department of the Nanhai People’s Hospital in Foshan. From 1994 to 1995 he was Vice General Manager of Foshan Xinhua Advertising Co., Ltd. In 1995 he joined Zhuhai King Glass Engineering Co., Ltd., where he has served as Production Manager, Sales Manager, Project Manager, Administration Manager and Vice General Manager. Tang Nianzhong graduated from the Guangzhou University of Chinese Medicine, Department of Medicine, in 1986. In 1999 he received his MBA from Murdoch University in Australia.

Li Chengcheng has served as our Chief Financial Officer since March 2009.  Prior to his appointment as CFO, Mr. Li had been serving as the Company’s Director of Investor Relationship and Business Development since October 2007.  From July 2007 to October 2007, Mr. Li served as the China National Manager, Fire Protection and Profilit Products at the Pilkington Group, a glass manufacturer.  From May 2003 to May 2006, Mr. Li served as the General Manager of the Beijing Branch of KGE Group Limited.  From October 2000 to April 2003, he served as the Managing Director of Hong Kong Linefan Technology Holdings Limited.  From December 1997 to September 2000, he served as the Vice President of KGE Group Limited.  Mr. Li received a Bachelor of Engineering degree in Applied Geophysics from the Department of Earth Science at Jilin University in 1988 and an MBA from the Curtin University of Technology in Perth, Australia in 1995.

Ye Ning has been Vice President and a Director of the Company since October 2006 and Vice President and a Director of Zhuhai King Glass Engineering Co., Ltd. since January 1993. From 1983 to 1988 he served on the staff of the Guangzhou Institute of Physical Education. From 1988 to 1993 he worked in the orthopedics department of the Nanhai People’s Hospital in Foshan. In 1993 he joined Zhuhai King Glass Engineering Co., Ltd, where he has served as Project Manager, Operations Manager, Purchasing Manager and Vice General Manager. Ye Ning graduated from the Guangzhou University of Chinese Medicine, Department of Medicine in 1983.

Li Guoxing has served as our General Manager of Design since October 2006 and as the Vice General Manager of Design of Zhuhai King Glass Engineering Co., Ltd since 2001. In 1998 he joined Zhuhai King Glass Engineering Co., Ltd, where he has worked and served as Designer, Chief Engineer, and Leader of the Design Institute prior to becoming its Vice General Manager of Design. From 1996 to 1998 he was a designer at the Guizhou Chemical Design Institute. Li Guoxing graduated from Guizhou Technology University with a degree in Civil Engineering in 1996 and earned an MBA from the Royal Canadian College in 2003.

Wang Zairong has served as our Chief Technology Officer since October 2006 and has served as the Chief Technology Officer and General Engineer of Full Art International, Ltd. since October 2003. He has also served as Full Art’s Factory Director of Production since February 2003. From August 2001 to February 2003, he served as Full Art’s Vice Manager of Engineering (Beijing Branch). Prior to that, he served as Full Art’s Scheduling Officer of Engineering from August 1999 to August 2001 and its Production Manager from August 1997 to August 1999. From 1993 to 1997 he was Senior Engineer and Vice General Manager of Technology at Yuantongqiao (Huizhou) Industrial Co., Ltd. From 1982 to 1993 Mr. Wang was a System Structure Designer at the Xi’an Aerospace Ministry. From 1980 to 1982 he was a mechanical designer at Xi’an Physics and Space Research Institute and from 1977 to 1979 he was a mechanical designer at Xi’an Research Institute of Mechanical Engineering. Wang Zairong graduated Qinghua University with a degree in Mechanical Engineering in 1977.

Feng Shu has served as our Research and Development Supervisor since October 2006 and has served as the Research and Development Supervisor of Zhuhai King Glass Engineering Co., Ltd. since May 1998. She graduated from the Civil Engineering Department of National Qinghua University in 1960. She is a member of the Construction Glass and Metal Structure Research Committee of National Qinghua University and is a professor at the Civil Engineering Academy of Nanchang University. Feng Shu joined us in 1998, where she has served as Supervisor of Research and Development. She is also Administrative Director and Secretary General of Jiangxi Mechanics Academy and Vice Superintendent of Jiangxi Huajie Architecture Design Co., Ltd.

Charles John Anderson has served as President of CAE Building Systems, Inc., a wholly-owned subsidiary of the Company, since February 2008 and as Chief Operating Officer of the Company since June 2008. He has worked in the building envelope industry for more than 33 years. His career began in 1974 and he has experience in sales, estimating, engineering, manufacturing, testing, quality control, installation, project management, contract administration and executive management. Prior to joining the Company, Mr. Anderson worked as a senior consultant for Israel Berger & Associates, LLC, specializing in building envelope evaluation. From 1996 to 2004, Mr. Anderson worked for Glassalum International Corporation, a custom curtain wall manufacturing and installation company, where he was responsible for coordinating engineering, manufacturing and project management activities. While at Glassalum International Corporation, Mr. Anderson served in various positions, including President and Chief Operating Officer. In 1987, Mr. Anderson founded Building Research, Inc., which provided consulting, testing and inspection services from inception to 1992. Mr. Anderson also worked for other companies in the curtain wall and related industries, including Midwest Curtain walls, Inc., Ampat Group, Inc., Construction Research Laboratory, Inc., and Miami Testing Laboratory, Inc.

Zheng Jinfeng has served as a director of the Company since July 2007. Since 2000, Mr. Zheng has served as the chief engineer of the China Construction Metal Structure Association and the Aluminum Door, Window and Curtain Wall Association. Since that time he has also served as the chief technology expert on the Technology Expert Committee of the Chinese Construction Department. Since 2000 Mr. Zheng has also served as the President of the China Association of City Planning and the Vice president of the All-China Environment From 1988 to 2000, Mr. Zheng was the vice-president and secretary-general of the China Construction Metal Structure Association and a director of the Aluminum Door, Window and Curtain Wall Association. From 1979 to 1988, Mr. Zheng was the deputy director of the Metal Structure Office of the Chinese Construction Metal Structure Office and a vice-president of the China Construction Metal Structure Association. Mr. Zheng has a degree in Architecture and Mechanical Engineering from the Tangshan Tiedao Institute.

Zhao Bao Jiang has served as a director of the Company since July 2007. Since 2003, Mr. Zhao has served as president of the China Association of City Planning, vice-president of the China Association of Mayors, and vice-president of the China Environmental Protection Federation. From 1997 to 2002, Mr. Zhao served as vice minister of the Ministry of Construction of China. From 1993 to 1997, Mr. Zhao was the vice-governor of the Hubei province and mayor of Wuhan city. From 1985 to 1993, Mr. Zhao served as vice mayor, of Wuhan. Mr. Zhao graduated from the Department of Agriculture of Qinghua University in 1966.

Kelly Wang has served as a director of the Company since July 2007. Since March 2007, Ms. Wang has served as the manager in Financial Reporting for Starbucks Corporation. Prior to joining Starbucks, Ms. Wang served as the manager of technical accounting and SEC reporting of Flow International Corporation from August 2005 to March 2007. From May 2001 to August 2005, Ms. Wang was an assurance manager at Ernst & Young LLP. Ms. Wang received a B.S. in International Finance from the Shanghai University of Finance and Economics in 1992 and an MBA from the University of Hawaii at Manoa in 1997 and is a certified public accountant in California and Washington.

Miu Cheung has served as a director of the Company since June 10, 2008. Since May 1999, Mr. Cheung has been with CITC Capital Holdings, Ltd., (“CITIC”) currently serving as its Managing Director and Head of the Structured Finance Group. Prior to joining CITIC, he had worked with Commonwealth Bank of Australia, Société Générale Asia Ltd and Bank of China (Hong Kong). He received an MBA from the Australian Graduate School of Management in 1997 and a Bachelor’s of Business Administration (Finance) from the Chinese University of Hong Kong in 1992. Mr. Cheung is also a director of CITIC Capital Finance Ltd. and CITIC Allco Investments Management Limited.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of ethics, which applies to all our directors, officers and employees. Our code of ethics is intended to comply with the requirements of Item 406 of Regulation S-K. Our code of ethics is posted on our Internet website at www.caebuilding.com. We will provide our code of ethics in print without charge to any stockholder who makes a written request to: Chief Financial Officer, China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, People’s Republic of China. Any waivers of the application and any amendments to our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

Director Independence

Subject to certain exceptions, under the listing standards of the NASDAQ Stock Market LLC (“NASDAQ”), a listed company’s board of directors must consist of a majority of independent directors. We are exempt from this requirement because we are considered a “controlled company” pursuant to Rule 4350(c)(5) of the NASDAQ Marketplace Rules, as one of our shareholders, KGE Group Limited, owns more than 50% of our voting power. Our Board of Directors has determined that three of the seven members of our Board of Directors are independent under the listing standards of NASDAQ, as follows: Zheng Jinfeng, Zhao Bao Jiang and Kelly Wang.

Family Relationships

There are no family relationships among the individuals comprising our Board of Directors and executive officers.

Legal Proceedings

None of the nominees nor any director or executive officer has been involved in the certain legal proceedings listed in Item 401 of Regulation S-K.

Attendance of Directors at Board Meetings

During the year ended December 31, 2008, the board of directors met two times and the Audit Committee met three times.  Each director attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which they served.  Directors are permitted to attend the Annual Meeting of Stockholders either in person or telephonically, but the Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Board Committees

Audit Committee.  We established our audit committee in July 2007. The audit committee consists of Zheng Jinfeng, Zhao Bao Jiang, and Kelly Wang, each of whom is an independent director. Kelly Wang is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the audit committee is to represent and assist our board of directors in its general oversight of our accounting and financial reporting processes, audits of the financial statements and internal control and audit functions. The audit committee’s responsibilities include:

•
The appointment, replacement, compensation, and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services.

•
Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our company or that are the subject of discussions between management and the independent auditors.

The audit committee charter is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.caebuilding.com.

Our Board of Directors does not maintain a separate nominating or compensation committee. Functions and duties customarily performed by such committees are performed by a majority of our independent directors in compliance with the requirements for listing on NASDAQ. Such responsibilities include:

•
The design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of any equity incentive plans, including the approval of grants under any such plans to our employees, consultants and directors.

•	The review and determination of compensation of our executive officers, including our Chief Executive Officer.

•
The selection of director nominees, the approval of director nominations to be presented for shareholder approval at our annual general meeting and filling of any vacancies on our board of directors, the consideration of any nominations of director candidates validly made by shareholders, and the review and consideration of developments in corporate governance practices.

The Director Nomination Process

Our Board of Directors considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. We are a “Controlled Company” pursuant to NASDAQ Marketplace rules and are not required to maintain a board that consists of a majority of independent directors. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director. The value of diversity on the Board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. Additionally, the Board of Directors considers the respective qualifications needed for directors serving on various committees of the board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Board of Directors considers the appropriate mix of skills and experience and background needed for members of the board and for members of each of the board’s committees, so that the board and each committee has the necessary resources to perform its respective functions effectively. The Board of Directors also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Board of Directors will consider the existing director’s performance on the board and on any committee on which such director serves, which will include attendance at board and committee meetings.

Director Nominees by Stockholders. The Board of Directors will consider nominees recommended in good faith by our stockholders as long as these nominees for the appointment to the board of directors meet the requirements set forth above. Possible candidates who have been suggested by stockholders are evaluated by the Board of Directors in the same manner as are other possible candidates.

Executive Sessions

Non-management directors meet in executive sessions without our management. Non-management directors are those directors who are not also our executive officers and include directors, if any, who are not independent by virtue of the existence of a material relationship with our company. Executive sessions are led by our Audit Committee Chairman. An executive session is typically held in conjunction with each regularly scheduled Audit Committee meeting and other sessions may be called by the Audit Committee Chairman in his own discretion or at the request of the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

In October 2006, we closed a share exchange transaction pursuant to which we became the 100% parent of Full Art International, Ltd., a Hong Kong Company. In October 2007, we conducted a public offering and our shares of common stock became listed for trading on a national securities exchange in the United States. We are considered a “controlled company” pursuant to Rule 4350(c)(5) of the NASDAQ Marketplace Rules, as one of our shareholders, KGE Group Limited, owns more than 50% of our voting power. As a result, we are exempt from certain corporate governance requirements as a listed company the NASDAQ Stock Market LLC, including the requirement that our executive compensation is determined by a majority of our independent directors. We do not currently maintain a separate compensation committee.

Our Chief Executive Officer and Chairman of the Board, Luo Ken Yi, determined the compensation for our current executive officers that was earned and paid in fiscal 2008, 2007 and 2006 and our Board of Directors approved the compensation. Compensation for our current executive officers is determined with the goal of attracting and retaining high quality executive officers and encouraging them to work as effectively as possible on our behalf. Key areas of corporate performance taken into account in setting compensation policies and decisions are growth of sales, cost control, profitability, and innovation. The key factors may vary depending on which area of business a particular executive officer’s work is focused on. Compensation is designed to reward executive officers for successfully meeting their individual functional objectives and for their contributions to our overall development. For these reasons, the elements of compensation of our executive officers are salary and bonus.

Salary is paid to cover an appropriate level of living expenses for the executive officers and the bonus is paid to reward the executive officer for individual and company achievement. Accordingly, the amount of salary received by our executive officers has traditionally been lower than the amount of the bonus.

With respect to the amount of a bonus, Luo Ken Yi evaluates our company’s achievements for the fiscal year based on performance factors and results of operations such as revenues generated, cost of revenues, net income, and whether we obtain significant contracts. Luo Ken Yi also conducts a monthly and annual evaluation of the achievement level of an executive based on individual performance measurements, such as contribution to the achievement of the company’s goals and individual performance metrics based on their positions and responsibilities. Bonuses are paid at the end of each fiscal year.

Equity compensation has not historically been a major component of our compensation; however, we intend to increase the size and frequency of equity compensation awards to our executive officers.

We believe that the salaries and bonuses paid to our executive officers during 2008, 2007, and 2006 are indicative of the objectives of our compensation program and reflect the fair value of the services provided to our company, as measured by the local market in China, Hong Kong, the United States and those other areas where our executive officers may work. We determine market rate by conducting a comparison with the local geographic area averages and industry averages these countries. Since we have become a publicly reporting company, we have no specific plans to provide raises. Although no specific plans have yet been discussed, we may adopt such a plan to provide raises to our executive officers in the future. Adopting higher compensation in the future may be based on the increased amount of responsibilities to be assumed by each of the executive officers as we expand our operations and continue as a publicly reporting company.

Executive compensation for 2009 will follow the same evaluation methods as were used for 2008. We may adjust our bonus evaluations upwards, but, in such case, we do not intend to increase it by more than five percent%. We may also expand the scope of our compensation, such as the possibility of granting options to executive officers and tying compensation to predetermined performance goals.

Our board of directors does not currently have a compensation committee. We anticipate that our board of directors will establish a compensation committee in fiscal 2009 that will be comprised of non-employee members of our board of directors. Our current expectation is that the compensation committee of our board of directors will perform, at least annually, a strategic review of the compensation program for our executive officers to determine whether it provides adequate incentives and motivation to our executive officers and whether it adequately compensates our executive officers relative to comparable officers in other companies with which we compete for executives. Those companies may or may not be public companies or companies located in the PRC or even, in all cases, companies in a similar business. Until such time as a formal compensation program and committee is established, the independent directors of our board of directors will approve the structure. Our board has established a compensation program for executive officers for 2009 that is designed to attract, as needed, individuals with the skills necessary for us achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect.

Summary Compensation Table

The following table sets forth information concerning the compensation for the three fiscal years ended December 31, 2008, 2007, and 2006 of the principal executive officer, principal financial officer, in addition to, as applicable, our three most highly compensated officers whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as our executive officer at the end of the last fiscal year (collectively, the “Named Executive Officers”).

Name and Position	Year	Salary ($)	Bonus ($)		All other compensation ($)		Total ($)
Luo Ken Yi	2008	114,957	-		-		114,957
Chief Executive Officer and	2007	57,423	-		-		57,423
Chairman of the Board	2006	53,786	159,245		-		213,031

Albert Jan Grisel (1)	2008	69,270	-		7,280	(3)	76,550
Former Chief Financial Officer

Xinyue Jasmine Geffner (1)	2008	66,560	-		956,820	(4)	1,023,380
Former Chief Financial Officer

Wang Xin (1)	2008	26,360	-		-		26,360
Former Chief Financial Officer	2007	14,201	-		-		14,201
	2006	11,679	8,743		-		20,422

Charles John Anderson (2)	2008	209,000	27,000	(5)	12,000	(6)	248,000
President of CAE Building Systems,
Inc. and Chief Operating Officer

Ye Ning	2008	100,032	-		-		100,032
Vice President and Director	2007	49,220	-		-		49,220
	2006	46,102	72,354		-		118,456

Tang Nianzhong	2008	100,032	-		-		100,032
Vice President, China Operations	2007	49,220	-		-		49,220
and Director	2006	38,418	79,402		-		117,820

(1)
Wang Xin served as our Chief Financial Officer from 2001 to March 2008 and from June 2008 through October 2008. Xinyue Jasmine Geffner served as our Chief Financial Officer from March through June 2008. Albert Jan Grisel served as our Chief Financial Officer from October 2008 through March 2009, and Li Chengcheng has served as our current Chief Financial Officer since March 2009.

(2)	Mr. Anderson became president of CAE Building Systems, Inc, a wholly-owned subsidiary of the Company, in February 2008 and Chief Operating Officer of the Company in June 2008.

(3)
Mr. Grisel received an aggregate transportation allowance of $6,730 in 2008. In addition, we paid for club membership fees equal to $550 for the benefit of Mr. Grisel in 2008. The foregoing amounts are included in “All Other Compensation.”

(4)
In connection with Ms. Geffner’s submission of her resignation on June 10, 2008, we entered into a separation agreement with Ms. Geffner dated June 10, 2008. In accordance with the separation agreement, we paid Ms. Geffner Ms. Geffner a separation payment totaling HK$1,440,000, which is equal to US$184,320, in addition to issuing Ms. Geffner 70,000 shares of our common stock that was valued at $752,500 based on the trading price on June 10, 2008. In addition, we paid for the continuance of medical and life insurance for Ms. Geffner until March 2009, reimbursement of US$15,000 in relocation expenses, and payment of tax, accounting, and legal expenses to Ms. Geffner of US$5,000. The foregoing amounts are included in “All Other Compensation.”

(5)	Represents a sales commission of $27,000 earned in 2008.

(6)	Mr. Anderson received an aggregate automobile allowance of $12,000 in 2008. The foregoing amount is included in “All Other Compensation.”

Grants of Plan-Based Awards in 2008

There were no option grants in 2008.

Outstanding Equity Awards at 2008 Fiscal Year End

There were no option exercises or options outstanding in 2008.

Option Exercises and Stock Vested in Fiscal 2008

There were no option exercises or stock vested in 2008.

Employment Agreements

We have employment agreements with the following persons and terms:

•	Luo Ken Yi is paid $52,500 annually pursuant to a three-year agreement that expires on December 31, 2009;
•	Tang Nianzhong is paid $41,250 annually pursuant to a three-year agreement that expires on December 31, 2009;
•	Ye Ning is paid $41,250 annually pursuant to a five-year agreement that expires on December 31, 2009;
•	Li Guoxing is paid $37,500 annually pursuant to a three-year agreement that expires on January 1, 2009;
•	Wang Zairong is paid $10,500 annually pursuant to a one-year agreement that expires on December 31, 2008; and
•	Feng Shu is paid $11,400 annually pursuant to a three-year agreement that expires on December 31, 2008.

Pursuant to each of the foregoing person’s employment agreement with us, we also agreed to pay for we may terminate the agreement if, among other things, the executive neglects his or her duties, violates our rules and regulations, is convicted of a criminal, or undergoes bankruptcy. In addition, none of the agreements provide for severance upon termination.

Li Chengcheng

On March 30, 2009, we entered into an employment agreement with Mr. Li as our Chief Financial Officer. The agreement has a probationary period of three months, during which either party may terminate the agreement with no notice during the first month and seven days’ notice thereafter. After Mr. Li’s successful completion of the probationary period, either party may terminate the agreement with two months’ notice. In the event of negligence, misconduct, and other similar actions or events, we may terminate Mr. Li’s employment without notice. According to the agreement, Mr. Li will receive an initial annual base salary of $120,000, which will be reviewed for adjustment after two years. Upon successful completion of the probationary period, Mr. Li may be entitled to a $30,000 bonus. In addition, during the first two years of service under the agreement, Mr. Li is entitled to a cash bonus of 6% of a bonus pool, which is defined in the agreement as 0.3% of our total revenue plus 5% of the after-tax profit, as shown in our consolidated accounts. Any such cash bonus is conditional on Mr. Li being employed by us at the end of the relevant year. Any bonus will be paid within three months after the audit report is available for financial years 2009 and 2010. Furthermore, after completing the first year of employment under this agreement, Mr. Li will be entitled to receive 50,000 shares of common stock of the Company; provided that, however, Mr. Li is still employed by us at the end of the year. Mr. Li agreed not to compete with us, have business dealings with, or solicit or interfere with the relationship of, our clients or prospective clients during Mr. Li’s employment or within six months after termination of his employment, except where we wrongfully terminate Mr. Li’s employment.

Albert Jan Grisel

On January 12, 2009, we entered into an employment agreement with our Chief Financial Officer, Albert Jan Grisel, effective as of October 16, 2008. According to the agreement, Mr. Grisel, as the Chief Financial Officer of the Company, would receive an initial annual base salary of HKD$1,852,500, which is approximately US$239,000. The annual base salary would be reviewed every two years after the effective date of the agreement. In addition, Mr. Grisel would receive a cash bonus of US$37,500 for the year ended December 31, 2008 and US$150,000 for the year ending December 31, 2009, payable within three months after the relevant financial year. Mr. Grisel would also receive a one-time payment of US$75,000 and a certain number of shares of the Company’s common stock to be determined by the Company’s Compensation Committee or Board of Directors. Mr. Grisel would also receive 50,000 shares of the Company’s common stock and 50,000 options to purchase shares of the Company’s common stock on the 12th, 24th and 36th month of his continued service with the Company. The options shall have a six-year term and an exercise price equal to the closing price of the Company’s common stock on the NASDAQ stock market on the date of the grant of the options. The share and option grants would be subject to anti-dilution protection such that the number of shares that Mr. Grisel would receive would be adjusted if additional shares of common stock are issued and outstanding as of the date of grant. He would also receive medical and disability insurance from the Company. Mr. Grisel will also receive a transportation allowance of HK$15,000 payable monthly.

During the term of the agreement and for six months thereafter, Mr. Grisel agreed not to solicit clients or employees from the Company and not to compete against the Company in Hong Kong. Either party may terminate the agreement for any reason upon providing three months’ written notice to the other party or by the Company by payment in lieu of notice. The Company may terminate the agreement immediately without notice or payment in lieu of notice in accordance with Section 9 of the Employment Ordinance of Hong Kong. The Company may terminate the agreement upon seven days’ written notice in the event Mr. Grisel for a limited number of permitted reasons, such as criminal convictions. If the Company terminates the agreement other than in accordance with Section 9 of the Employment Ordinance of Hong Kong or for one of the Permitted Reasons, Mr. Grisel is entitled to six months’ salary, including a pro rata portion of the share and option grants and cash bonus, in addition to any payment in lieu of notice. Mr. Grisel resigned as CFO of our company on March 31, 2009 to become the Vice President of KGE Group Ltd., the single largest shareholder of our Company.

Charles John Anderson

We entered into an employment agreement with Charles John Anderson on March 12, 2008. Mr. Anderson’s employment agreement has a term of five years and it will automatically renew for successive one-year periods thereafter unless either party provides 180-day prior written notice or unless terminated earlier in accordance with agreement. During the term of the Anderson Agreement, either party may terminate the agreement with 120-day prior written notice. According to the Anderson Agreement, Mr. Anderson will receive an annual base salary of $190,000, in addition to a commission that will be based on all cash received by the Company on all sales of our goods or services made pursuant to contracts originated primarily as the result of the efforts of Mr. Anderson during the term of the agreement (“Employee Sales”). Mr. Anderson will receive a cash payment equal to one-half percent (0.50%) of Employee Sales up to $20 million per annum. Mr. Anderson’s commission rate is adjusted to one-quarter percent (0.25%) for Employee Sales in excess of $20 million per annum. Mr. Anderson will receive his commission payments in three installments, as follows: (i) the first payment will be 50% of the total commissions for a contract and will be paid once we receive the first payment from the customer, provided that, however, the first payment on each contract cannot exceed a total of US$100,000; (ii) the second payment will be 80% of total commissions, on a cumulative basis, of a such contract, including any amounts paid in the first payment, and will be paid once we receive payment of at least 50% of the total payments due under the contract; and (iii) the third and final payment will be for the remaining 20% of the total commissions for the contract and will be paid once we receive the last payment from the customer.

Mr. Anderson will also receive each year a number of shares of our common stock that is equal to (i) twice the amount of Mr. Anderson’s total commissions on US sales for the year divided by (ii) the closing trading price of our common stock on December 31 on such year; provide that, however, the US sales for purposes of this calculation will be capped at $50 million. All shares received by Mr. Anderson will be subject to a twelve-month lock up restriction. Mr. Anderson will be eligible to receive an annual bonus at the sole discretion of the Chief Executive Officer and Board of Directors.

Xinyue Jasmine Geffner

We also entered into an employment agreement with Xinyue Jasmine Geffner on March 12, 2008. Pursuant to her employment agreement, which was for a term of two years, Ms. Geffner was to be paid approximately $107,871 annually and was to be provided an annual housing allowance in the amount of HK$720,000, which is equal to approximately US$92,461, and an annual cash bonus of no less than HK$400,000, which is equal to approximately US$51,367. We also agreed to issue Ms. Geffner 70,000 shares as a signing bonus. Ms. Geffner entered into a separation agreement on June 10, 2008 with the Company (the “Separation Agreement”) in connection with her resignation as our Chief Financial Officer. Pursuant to the terms of the Separation Agreement, Ms. Geffner’s employment with the Company ceased on June 30, 2008. Pursuant to the Separation Agreement, we paid Ms. Geffner all unpaid and accrued salary allowance and housing allowance and issued Ms. Geffner 70,000 shares of our common stock. Ms. Geffner also received a separation payment totaling HK$1,440,000, to be paid in two equal installments on June 30, 2008 and September 30, 2008. The Separation Agreement also provides for the Company's provision of medical and life insurance to Ms. Geffner until March 2009, the cessation of Ms. Geffner’s entitlement to any benefits under any equity, stock, option scheme or similar provision in her employment agreement with the Company, reimbursement of US$15,000 in relocation expenses, and payment of tax, accounting, and legal expenses to Ms. Geffner of US$5,000.

Equity Incentive Plans

2007 Equity Incentive Plan

We adopted the China Architectural Engineering, Inc. 2007 Equity Incentive Plan in July 2007. The equity incentive plan became effective upon adoption and will terminate upon the earliest of (i) the expiration of the 10-year period measured from the date we adopted the plan, (ii) the date on which all shares available under the plan have been issued as vested shares, or (iii) the termination of all outstanding options in connection with a change in our ownership or control. The equity incentive plan authorizes the issuance of options to purchase shares of common stock under the Option Grant Program and the grant of stock awards under the Stock Issuance Program. Under the Option Grant Program no option will have a term in excess of 10 years measured from the date the option is granted and no participant can receive more than 2,000,000 shares in any calendar year. Under the Stock Issuance Program, shares of our common stock may be issued through direct and immediate issuance without any intervening options grants.

Administration of the equity incentive plan is carried out by our Board of Directors or any committee of the Board of Directors to which the Board of Directors has delegated all or a portion of responsibility for the implementation, interpretation or administration of the equity incentive plan. Our employees, officers and directors (including employees, officers and directors of our affiliates) are eligible to participate in the equity incentive plan. The administrator of the equity incentive plan will select the participants who are granted stock options or stock awards and, consistent with the terms of the equity incentive plan, will establish the terms of each stock option or stock award. The maximum period in which a stock option may be exercised will be fixed by the administrator. Under the equity incentive plan, the maximum number of shares of common stock that may be subject to stock options or stock awards is 5,000,000. As of December 31, 2008, we have not granted any securities under the equity incentive plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2008 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	—		$—	5,000,000	(1)
Equity compensation plans not approved by security holders	50,000	(2)	$3.50	—
Total	50,000		$3.50	5,000,000

(1)	Represents shares available for grant under our China Architectural Engineering, Inc. 2007 Equity Incentive Plan in July 2007.

(2)	Represents warrants issued to an investor relations firm.

Director Compensation

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2008 by our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Zheng Jinfeng	20,000	-	-	-	-	-	20,000
Zhao Bao Jiang	20,000	-	-	-	-	-	20,000
Kelly Wang	20,000	-	-	-	-	-	20,000
Miu Cheung	15,000	-	-	-	-	-	15,000

We have a policy to pay our non-employee directors $20,000 per year as cash consideration for serving on the Board of Directors. We further agree to reimburse all reasonable travel and other expenses incurred for attendance at a board or committee meeting, and we agree to pay the fees and documented reimbursements within a reasonable time and in accordance with our current payment practices. Directors are also eligible to participate in our equity incentive plans. To date, we have not granted any options to non-employee directors.

Indemnification of Directors and Executive Officers and Limitations of Liability

We are incorporated in the State of Delaware and are governed by Delaware law. Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. To date, we have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

COMPENSATION COMMITTEE REPORT

The Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this Proxy Statement on Schedule 14A required by Item 402(b) of Regulation S−K. Based on this review and discussion, the Board of Directors has concluded that the CD&A be included in the Company’s Annual Report on Form 10-K and this Proxy Statement on Schedule 14A.

Respectfully submitted,

Board of Directors

Luo Ken Yi, Chairman
Tang Nianzhong
Ye Ning
Zheng Jinfeng
Zhao Bao Jiang
Kelly Wang
Miu Cheung

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the Record Date, based on 53,256,874 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of the Record Date, excludes (i) 123,700 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 5,435,321 shares of our common stock issuable upon the conversion of issued and outstanding bonds, subject to adjustment, (iii) 300,000 shares of our common stock issuable upon the exercise of the warrants issued in connection with our issuance of bonds, subject to adjustment, and (iv) 5,000,000 shares of common stock that may be issued and granted under our 2007 Equity Incentive Plan. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China.

		Common Shares Beneficially Owned
Name of Beneficial Owner	Title	Number of Shares		Percentage of Shares
Executive Officers and Directors:
Luo Ken Yi	Chief Executive Officer and Chairman of the Board	33,122,554	(1)	62.2%
Tang Nianzhong	Vice President, China Operations and Director	33,122,554	(1)	62.2%
Ye Ning	Vice President and Director	33,122,554	(1)	62.2%
Li Chengcheng	Chief Financial Officer	-		-
Li Guoxing	General Manager of Design	-		-
Wang Zairong	Chief Technology Officer	-		-
Feng Shu	Research and Development Supervisor	-		-
Charles John Anderson	President, U.S. Operations and Chief Operating Officer	-		-
Zheng Jinfeng	Director	-		-
Zhao Bao Jiang	Director	-		-
Kelly Wang	Director	-		-
Miu Cheung	Director	-		-
Officers and Directors as a group (total of 12 persons)			(1)	62.2%

5% Stockholders
KGE Group Limited		33,122,554	(1)	62.2%
ABN AMRO Bank, N.V.		4,950,745	(2)	8.7%
__________
(1)
 Represents shares of common stock in our company held by KGE Group Limited, a Hong Kong corporation, of which Luo Ken Yi, Ye Ning and Tang Nianzhong are directors and may be deemed to have voting and investment control over the shares owned by KGE Group Limited. In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own approximately 70%, 10% and 10% respectively, of KGE Group Limited’s issued and outstanding shares. In addition, KGE Holding Limited owns approximately 5% of the issued and outstanding shares of KGE Group Limited, of which is owned by Luo Ken Yi and his brother. As a result, Tang Nianzhong may be deemed to be a beneficial owner of the shares held by KGE Group Limited. Each of the foregoing persons disclaims beneficial ownership of the shares held by KGE Group Limited except to the extent of his pecuniary interest.

(2)
Includes (i) 1,181,102 shares of common stock may be acquired upon conversion of the Company’s 12% Convertible Bonds Due 2011 (the “2008 Bonds”), which are convertible during until the close of business on April 8, 2011, subject to certain exceptions, and (ii) 112,500 shares of common stock that may be acquired upon exercise of the warrants issued in connection with the 2008 Bonds. Also includes 2,285,715 shares of common stock may be acquired upon conversion of the Company’s Variable Rate Convertible Bonds due in 2012 (the “2007 Bonds”), which become convertible on September 28, 2008. Graeme Booth and Alex Gardner have voting and investment control over the securities owned by this entity. The address of the stockholder is 250 Bishopsgate, London EC2M 4AA, United Kingdom.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of holdings and transactions in our stock with the SEC. Based on a review of written representations from our executive officers and directors, we believe that during the fiscal year ended December 31, 2008, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under the standards adopted by the board of directors and applicable Nasdaq Stock Market Rules and SEC standards. The Audit Committee represents and assists the board of directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of CAE’s financial statements, CAE’s compliance with legal and regulatory requirements, the qualifications and independence of CAE’s registered public accounting firm, Samuel H. Wong & Co., LLP, and the performance of CAE’s internal controls and of Samuel H. Wong & Co., LLP.

The Audit Committee has reviewed and discussed with CAE s management, internal finance staff, internal auditors and Samuel H. Wong & Co., LLP, with and without management present, CAE’s audited financial statements for the fiscal year ended December 31, 2008 and management’s assessment of the effectiveness of CAE’s internal controls over financial reporting. The Audit Committee has also discussed with Samuel H. Wong & Co., LLP the results of the independent auditors’ examinations and the judgments of Samuel H. Wong & Co., LLP concerning the quality, as well as the acceptability, of CAE’s accounting principles and such other matters that CAE is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards (including Statement on Auditing Standards No. 114). In addition, the Audit Committee has received from Samuel H. Wong & Co., LLP the written disclosures required by Independence Standards Board Standard No. 1, as amended, and has discussed with Samuel H. Wong & Co., LLP their independence from CAE and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to Samuel H. Wong & Co., LLP during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Respectfully submitted,

Kelly Wang
Zheng Jinfeng
Zhao Bao Jiang

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CITIC Capital Finance Limited

On April 15, 2008, we completed a financing transaction with ABN AMRO Bank N.V., London Branch (“ABN AMRO”), CITIC Allco Investments Limited (together with ABN AMRO, the “Subscribers,” and each a “Subscriber”), and CITIC Capital Finance Limited issuing (i) $20,000,000 12% Convertible Bonds due in 2011 and (ii) 300,000 warrants to purchase an aggregate of 300,000 shares of our common stock, subject to certain adjustments as set forth in the warrant instrument, that expire in 2013. The transaction was completed in accordance with a subscription agreement entered into by us, the Subscribers, and CITIC Capital Finance Limited, dated April 2, 2008 (the “Subscription Agreement”). Pursuant to the terms of the Subscription Agreement, we were required as a condition to the closing to appoint a director designated by CITIC Capital Finance Limited to our Board of Directors. The closing condition was waived by the parties to the financing transaction and we agreed to appoint such a director within three months from closing. On June 10, 2008, our Board of Directors appointed Miu Cheung to serve as a director of the Company pursuant to the Subscription Agreement.

Loans to and from Insiders

Advances from KGE Group Limited to us as of the years ended December 31 2008, 2007, and 2006 was $924,687, $1,334,856 and $1,735, respectively. Luo Ken Yi, Ye Ning, and Tang Nianzhong are directors of KGE Group. In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own a majority of KGE Group Limited’s issued and outstanding shares. All of the advances were unsecured, interest free, and have no fixed repayment terms.

The transactions with related parties during the periods were carried out in the ordinary course of business and on normal commercial terms.

Guangdong Canbo Electrical Co., Ltd.

During the year ended December 31, 2008, the Company purchased construction materials amounting to $16.8 million from Guangdong Canbo Electrical Co., Ltd. (Canbo), a subsidiary of the Company’s major shareholder, KGE Group Limited. Canbo is a preferred supplier of the Company as it is able to procure materials at favorable price levels due to its purchased quantities. In addition, the Company believes that the application of certain of the Company’s patented technology is preferably routed through Canbo to prevent undesired distribution of this technology. The Company at times provides advance payment to Canbo in order to obtain a more favorable pricing. As of December 31, 2008, the Company’s advance to Canbo was $6.6 million. The Company has obtained trade facilities for purchases through Canbo. As of December 31, 2008, the Company used $10.2 million such bank acceptance notes as reflected in the Company's current liabilities.

Full Art International, Ltd.

Full Art International, Ltd. (“Full Art”) is our wholly-owned subsidiary and has interlocking executive and director positions with China Architectural Engineering, Inc.

Policy for Approval of Related Party Transactions

Our policy is to have our Audit Committee review and pre-approve any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by our policies.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the Company’s common stock since September 28, 2007, the date of the Company’s initial listing on a national securities exchange, to the cumulative return over such period of The Nasdaq Stock Market Composite Index and the Russell 2000 Index. The Company does not use a published industry or line-of-business basis, and does not believe it could reasonably identify a different peer group. The graph assumes that $100 was invested on the date on which the Company completed in connection with it initial listing in September 2007 and in each of the comparative indices on the same date. The graph further assumes that such amount was initially invested in the Common Stock of the Company at the price to which such stock was first offered to the public by the Company on the date of its public offering of $3.50 per share. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG CHINA ARCHITECTURAL ENGINEERING, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

	09/28/2007	12/31/2007	3/31/2008	6/30/2008	9/30/2008	12/31/2008
China Architectural Engineering, Inc.	$100.00	$247.14	$155.71	$279.14	$202.57	$70.29
Nasdaq Stock Market (U.S.)	$100.00	$94.75	$81.42	$81.91	$74.73	$56.34
Russell 2000 Index	$100.00	$93.59	$84.05	$84.26	$83.02	$61.02

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals to be Included in Proxy Statement

Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2010 annual meeting of stockholders, they must deliver a written copy of their proposal no later than February 23, 2010. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Stockholders who wish to submit a proposal for consideration at our 2010 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our Bylaws, deliver a copy of their proposal no later than the close of business on the 60th day prior to the first anniversary of this annual meeting, nor earlier than the 90th day prior to the first anniversary of this annual meeting. Any stockholder submitting a proposal must provide a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial holder, if any, on whose behalf the proposal is made. The stockholder and the beneficial owner, if any, on whose behalf the proposal is made must provide their name and address as it appears on the books of the Company and the class and number of shares of the company which are beneficially owned and of record. Furthermore, such stockholder must promptly provide any other information reasonably requested by the Company.

In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting or if the Company has not previously held an annual meeting, then notice must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Mailing Instructions

In either case, proposals should be delivered to China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China, Attention: Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Corporate Secretary, China Architectural Engineering, Inc., 105 Baishi Road, Jiuzhou West Avenue, Zhuhai, 519070, People’s Republic of China, by telephone at 0086-756-8538908 specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that that such communications relate to matters that are within the scope of responsibilities of the board or a Committee.

OTHER BUSINESS

The board of directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Luo Ken Yi
Chief Executive Officer and
Chairman of the Board of Directors

Dated: April 30, 2009
Zhuhai, China

APPENDIX A: China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan

APPENDIX A

CHINA ARCHITECTURAL ENGINEERING, INC.

2009 OMNIBUS INCENTIVE PLAN

CHINA ARCHITECTURAL ENGINEERING, INC.
2009 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01.      Purpose.  The purpose of the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (as amended from time to time, the "Plan") is to assist in attracting and retaining highly competent employees, directors and consultants to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02.      Adoption and Term.  The Plan has been approved by the Board to be effective as of April 30, 2009, subject to the approval of the stockholders of the Company.  The Plan shall remain in effect until the tenth anniversary of the Effective Date, or until terminated by action of the Board, whichever occurs sooner.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01.      Affiliate means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

2.02.      Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.

2.03.      Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.04.      Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.05.      Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

2.06.      Board means the Board of Directors of the Company.

2.07.      Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)           The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)           Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the effective date of the Plan and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the effective date of the Plan, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)           The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;

(d)           The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or

(e)           a complete liquidation or dissolution of the Company.

2.08.      Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.09.      Committee means the Compensation Committee of the Board.  In the event the Company does not have a Committee, the Board as a whole shall act as the Committee with respect to the administration of the Plan.

2.10.      Common Stock means the common stock of the Company, par value $0.001 per share.

2.11.      Company means China Architectural Engineering, Inc., a Delaware corporation, and its successors.

2.12.      Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.13.      Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.14.      Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.

2.15       Exchange Act means the Securities Exchange Act of 1934, as amended.

2.16.      Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.17.      Fair Market Value means, as of any applicable date:  (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale; or (ii) if none of the above apply, the closing bid price as reported by the Nasdaq SmallCap Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported; or (iii) if none of the above apply, the last reported bid price published in the “pink sheets” or displayed on the National Association of Securities Dealers, Inc. (“NASD”), Electronic Bulletin Board, as the case may be; or (iv) if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Committee.

2.18.      Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.19.      Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.20.      Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.21       Non-Vested Share means shares of the Company Common Stock issued to a Participant in respect of the non-vested portion of an Option in the event of the early exercise of such Participant’s Options pursuant to such Participant’s Award Agreement, as permitted in Section 6.06 below.

2.22.      Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.23.      Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.24.      Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.25.      Performance Awards means Awards granted in accordance with Article VIII.

2.26.      Performance Goals means net sales, project cost controls, return on stockholders' equity, customer satisfaction or retention, return on investment or working capital, operating income, economic value added (the amount, if any, by which net operating income after tax exceeds a reference cost of capital), EBITDA (as net income (loss) before net interest expense, provision (benefit) for income taxes, and depreciation and amortization), expense targets, net income, earnings per share, share price, reductions in inventory, inventory turns, on-time delivery performance, operating efficiency, productivity ratios, market share or change in market share, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual's job responsibilities.

2.27.      Plan has the meaning given to such term in Section 1.01.

2.28.      Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.29.      Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.30.      Restricted Stock Unit means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.

2.31.      Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.32.      Stock Appreciation Rights means awards granted in accordance with Article VI.

2.33       Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries.  Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01.      Committee.

(a)           Duties and Authority.  The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.  The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.  The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or designated officers or employees of the Company.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

(b)           Indemnification.  Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE IV

SHARES

4.01.      Number of Shares Issuable.  The total number of shares initially authorized to be issued under the Plan shall be Five Million (5,000,000) shares of Common Stock.  The foregoing share limit shall be subject to adjustment in accordance with Section 11.07.  The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.

4.02.      Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Restricted Stock or Restricted Stock Units forfeited as provided in Article VII, other stock-based Awards terminated or forfeited as provided under the Plan, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan.  Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan.  In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01.      Eligible Participants.  Participants in the Plan shall be such employees, directors and consultants of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time.  The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.  Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 1.5 million shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) or cash-based Awards for more than $1 million.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01.      Option Awards.

(a)           Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee.  The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)           Purchase Price of Options.  Subject to the requirements applicable to Incentive Stock Options under Section 6.01(d), the Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.

(c)           Designation of Options.  The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company on the Date of Grant.

(d)           Special Incentive Stock Option Rules.  No Participant may be granted Incentive Stock Options under the Incentive Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year.  Notwithstanding any other provision of the Incentive Plan to the contrary, the Exercise Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(e)           Rights As a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

6.02.      Stock Appreciation Rights.

(a)          Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights.  Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.  Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b)          Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant.  Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)          Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock.  In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.  No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

6.03.      Terms of Stock Options and Stock Appreciation Rights.

(a)          Conditions on Exercise.  An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.  In the event the Committee grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Committee may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Committee deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.

(b)          Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i)           Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)           Termination of the Award in the event of a Participant's disability, Retirement, death or other Termination of Service as provided in the Award Agreement; or

(iii)           In the case of an Incentive Stock Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(d)); or

(iv)           Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)          Acceleration or Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04.      Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time.  The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made (a) by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002).  In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company.  The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.  Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose.  Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05.      Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Options or Stock Appreciation Rights outstanding on the date of such Change in Control shall occur.

6.06       Early Exercise.  An Option may, but need not, include a provision by which the Participant may elect to exercise the Option in whole or in part prior to the date the Option is fully vested.  The provision may be included in the Award Agreement at the time of grant of the Option or may be added to the Award Agreement by amendment at a later time.  In the event of an early exercise of an Option, any shares of Common Stock received shall be subject to a special repurchase right in favor of the Company with terms established by the Board.  The Board shall determine the time and/or the event that causes the repurchase right to terminate and fully vest the Common Stock in the Participant.  Alternatively, in the sole discretion of the Board, one or more Participants may be granted stock purchase rights allowing them to purchase shares of Common Stock outright, subject to conditions and restrictions as the Board may determine.

ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

7.01.      Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish.  With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals.  The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

7.02       Restricted Shares.

(a)           Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)           Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).

(c)           Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)           Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

(e)           Forfeiture of Restricted Shares.  Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(f)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

7.03.      Restricted Stock Units.

(a)           Settlement of Restricted Stock Units.  Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred.  Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Committee may determine.  The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed.  As to shares of Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Committee may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant.

(b)           Shareholder Rights.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.

(c)           Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.

(d)           Deferral of Payment.  If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Section 409A of the Code.

7.04       Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, no acceleration of the termination of any of the restrictions applicable to Restricted Shares and Restricted Stock Unit Awards shall occur in the event of a Change in Control.

ARTICLE VIII

PERFORMANCE AWARDS

8.01.      Performance Awards.

(a)           Award Periods and Calculations of Potential Incentive Amounts.  The Committee may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period.  The Award Period shall be two or more fiscal or calendar years as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)           Performance Targets.  Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.

(c)           Earning Performance Awards.  The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)           Payment of Earned Performance Awards.  Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee.  The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02.      Termination of Service.  In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

8.03.      Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, no accelerated vesting of any Performance Awards outstanding on the date of such Change in Control shall occur.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01.       Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02.      Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a)           Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)           If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)           The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01.    Eligibility.  Executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02.    Awards.

(a)           Performance Targets.  The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals.  Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

(b)           Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year or such other short-term performance period established by the Committee, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained.  Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)           Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period.

(d)           Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e)           Guidelines.  The Committee may adopt from time to time written policies for its implementation of this Article X.  Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)           Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN

11.01.    Plan Provisions Control Award Terms.  Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.  Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02.    Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03.    Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04.    Limitation on Transfer.  Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan.  The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05.    Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)           The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)           In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06.    Surrender of Awards; Authorization of Repricing.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.  Without requiring shareholder approval, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.

11.07.    Adjustments to Reflect Capital Changes.

(a)           Recapitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)           Merger.  In the event that the Company is a party to a Merger, outstanding Awards shall be subject to the agreement of merger or reorganization.  Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

(c)           Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or an Affiliate shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08.    No Right to Continued Service.  No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

11.09.    Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10.    Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

11.11.    No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12.    Compliance with Rule 16b-3.  It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13.    Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14.    Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15.    Amendment and Termination.

(a)           Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)           Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16.    Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

11.17.    Dividend Equivalents.  For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment.  If a Dividend Equivalent Account is established, the following terms shall apply:

(a)           Terms and Conditions.  Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement.  Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.

(b)           Unfunded Obligation.  Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.

11.18     Adjustment of Performance Goals and Targets.  Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the "performance-based compensation" exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.

11.19     Legality of Issuance.  Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

11.20     Restrictions on Transfer.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.

11.21     Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

CHINA ARCHITECTURAL ENGINEERING, INC.

June 12, 2009

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors	FOR ALL THE NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	NOMINEE:

		☐	☐	☐ ☐	Lue Ken Yi
				☐	Tang Nianzhong
				☐	Ye Ning
				☐	Zheng Jinfeng
				☐	Zhao Bao Jiang
				☐	Kelly Wang
				☐	Miu Cheung

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and check the box next to each nominee(s) you wish to withhold, as shown here: ☒

2.	Approve the reappointment of Samuel H. Wong & Co., LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Approve the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

Each of the persons named as proxies herein are authorized, in such person’s discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	Please check here if you plan to attend the meeting.	☐

Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CHINA ACHITECTURAL ENGINEERING, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of China Architectural Engineering, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 30, 2009, and hereby appoints Luo Ken Yi, our Chief Executive Officer and Chairman of the Board, and Li Chengcheng, our Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution, as attorneys-in-fact and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of China Architectural Engineering, Inc to be held on June 12, 2009, at 9:00 am Local Time in Shenzhen, China, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2 AND PROSPOSAL 3 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)